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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Jacob Silverman and Edward S. Forman, and each of them, either of whom may act without the joinder of the other, the person's true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his name, place, and stead, in any and all capacities, to sign all amendments, including any post-effective amendments, to the registration statement on Form S-1 (File No. 333-143205) of Duff & Phelps Corporation (the "Registration Statement"), including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission after the date hereof, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

Signature	Title	Date

/s/ WILLIAM R. CARAPEZZI William R. Carapezzi	Director	July 20, 2007

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POWER OF ATTORNEY